                                                                    EXHIBIT 5A

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York (the "U.S. Depositary"), to Pitney Bowes Credit Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the U.S. Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. R-1                                            $100,000,000
                                                   CUSIP # 724477AM6


                        PITNEY BOWES CREDIT CORPORATION

                         6 1/4% Notes Due June 1, 1998


               PITNEY BOWES CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) at the office or agency of the Company for such purpose in the Borough of Manhattan, The City of New York, on June 1, 1998, and to pay interest thereon from June 2, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1995, at the rate of 6 1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the June 1 and December 1 Interest Payment Dates; provided, however, that interest
                                       --------  -------
payable at maturity will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series evidenced by this permanent global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. As used herein, the term "Depositary" shall mean the Depositary designated as such by the Company under the Indenture described herein.

               This Security is a permanent global Security evidencing a portion of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1985, as supplemented by a First Supplemental Indenture, dated as of December 1, 1986, the Second Supplemental Indenture dated as of February 15, 1989 and the Third Supplemental Indenture dated as of May 1, 1989 (herein called, collectively, the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series designated as the Company's 6 1/4% Notes Due June 1, 1998, limited in aggregate principal amount to $100,000,000.

               This permanent global Security is exchangeable in whole or from time to time in part for Securities of this series in definitive registered form only as provided in this paragraph. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its sole discretion determines that this permanent global Security shall be exchangeable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this permanent global Security shall be so exchangeable, or (iii) an event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, this permanent global Security shall be exchangeable for Securities of this series in definitive registered form, provided that the definitive Securities so issued in exchange
                 --------
for this permanent global Security shall be in denominations of $1,000 and any integral multiples, without coupons, and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this
- -------- -------
series in definitive registered form will be issued in exchange for this permanent global Security, or any portion hereof, only if such Securities in definitive registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to have Securities registered in their names, will not receive or be entitled to physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Securities Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this permanent global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               Any exchange of this permanent global Security or portion hereof for one or more Securities of this series in definitive registered form will be made at the New York office of the Trustee or the Security Registrar, upon request by or on behalf of the Person who is the beneficial owner of an interest herein given through the Holder hereof and in accordance with instructions given by the Company to the Trustee, the Security Registrar and the Depositary. Upon exchange of any portion of this permanent global Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this permanent global Security and issue a new permanent global Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.

               Payment of the principal of (and premium, if any) and interest on this permanent global Security due at maturity will be made by wire transfer in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Paying Agent in the Borough of Manhattan, The

City of New York, provided that this permanent global Security is presented to
                  --------
the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest (other than interest payable at maturity) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, or by wire transfer to such account as may have been designated to the Paying Agent.

               Interest payments for this permanent global Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this permanent global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

               Any payment on any Security due which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

               This permanent global Security may not be redeemed at the option of the Company prior to its Stated Maturity.

               If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this permanent global Security.

               No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

               No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this permanent global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this permanent global Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

               Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  June 2, 1995                PITNEY BOWES CREDIT CORPORATION


                      By___________________________________
                                   Treasurer



                         Attest__________________________
                                   Secretary

                                    [SEAL]

                         CERTIFICATE OF AUTHENTICATION


         This is one of the permanent global Securities of the series designated therein referred to in the within-mentioned
                                  Indenture.

                       BANKERS TRUST COMPANY, As Trustee



                       By:______________________________
                                Authorized officer

               FOR VALUE RECEIVED, the undersigned hereby sells,
                          assigns and transfers unto

                    PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFYING NUMBER OF ASSIGNEE




- ----------------------------------------------------------------------





- ----------------------------------------------------------------------
(Print or Type Name and Address including Zip Code of Assignee)




- ----------------------------------------------------------------------
the within permanent global Security, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________ attorney to transfer said permanent global Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

               NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within permanent global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

               FOR VALUE RECEIVED, the undersigned hereby sells,
                          assigns and transfers unto

                    PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFYING NUMBER OF ASSIGNEE




- ----------------------------------------------------------------------
(Print or Type Name and Address including Zip Code of Assignee)



- ----------------------------------------------------------------------
the within permanent global Security, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________ attorney to transfer said permanent global Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

               NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within permanent global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.